Exhibit 10.1

LOEB 30AUGUST2024

AGREED EXECUTION VERSION(2)

VOTING AGREEMENT

by and among

TRILLER INC.

and

THE PARTY EXECUTING THIS AGREEMENT AS THE STOCKHOLDER

Dated as of September [*], 2024

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of September [*], 2024, by and among TRILLER INC. (the “Company”) and GREEN NATURE LIMITED (the “Stockholder”).

WHEREAS, the Stockholder holds 37,496 shares of the Company’s Series B Preferred Stock, which entitles the holder thereof to 10,000 votes per share (the “Subject Shares”);

WHEREAS, the Company and the Stockholder wish to provide for the orderly voting of Shares on certain matters specified in this Agreement.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

VOTING AGREEMENT AND IRREVOCABLE PROXY

Section 1.1 Agreement to Vote. The Stockholder hereby agrees that at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof), or in any other circumstances where a vote of stockholders of the Company is to be taken (including action by written consent of stockholders of the Company in lieu of a meeting), from the date hereof until December 31, 2025, the Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, and shall provide a written consent or vote (or cause to be voted), in person or by proxy, all of the Subject Shares held beneficially or of record by the Stockholder.

(a) FOR the election of Bobby Sarnevesht as a director of the Company;

(b) AGAINST any proposal which would result in Bobby Sarnevesht being removed or replaced as a director of the Company;

(c) AGAINST any proposal which is inconsistent with the terms contained in the Amended and Restated Agreement and Plan of Merger, dated as of August 30, 2024, by and among AGBA Group Holding Limited, AGBA Social Inc., Triller Corp. and the Holder Representative (the “Merger Agreement”); and

(d) AGAINST any proposal which would have an adverse, prejudicial or negative effect on the owners of “Stock” of Triller Corp. existing prior to the “Effective Time” (as each such term is defined in the Merger Agreement), vis a vis any other stockholder of the Company.

ARTICLE II.

COVENANTS

Section 2.1 Transfer of Subject Shares. Nothing contained herein shall be deemed to limit or restrict the ability of the Stockholder to sell, assign, transfer or convey the Subject Shares or to pledge, margin or otherwise encumber (a “Pledge”) the Subject Shares.

(a) Upon the sale of any Shares that constitute Subject Shares through the facilities of a national securities exchange, such Shares shall cease being Subject Shares.

(b) Upon the bona fide Pledge of any Shares that constitute Subject Shares, such Shares shall be released from this Agreement, to the extent, and only to the extent, required by the terms of such Pledge.

(c) Upon any other sale, assignment, transfer, conveyance or Pledge of Shares that constitute Subject Shares (including, but not limited to, a sale by the Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect.

Section 2.2 Additional Subject Shares.

(a) In the event of a stock dividend or distribution, or any change in the Subject Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

(b) The Stockholder further agrees that, in the event Stockholder purchases or otherwise acquires beneficial or record ownership of or an interest in, or acquires the right to vote or share in the voting of, any additional shares of Series B Preferred Stock, in each case after the execution of this Agreement, the Stockholder shall deliver promptly to the Company written notice of such event, which notice shall state the number of additional Shares so acquired. The Stockholder agrees that any such additional Shares shall be subject to the terms of this Agreement, including all covenants, agreements, obligations, representations and warranties set forth herein as if those additional shares were owned by the Stockholder on the date of this Agreement.

Section 2.3 Stockholder’s Capacity. All agreements and understandings made herein shall be made solely in the Stockholder’s capacity as a holder of the Subject Shares and not in any other capacity. Nothing herein shall limit or affect Stockholder’s ability to act as an officer or director of the Company or its subsidiaries.

Section 2.4 No Inconsistent Agreements. Stockholder agrees that it will not, nor will it permit any entity under its control to, deposit any of its Subject Shares in a voting trust or subject any of its Subject Shares to any arrangement with respect to the voting of such Subject Shares other than as provided herein.

Section 2.5 Further Actions. Subject to the terms and conditions set forth in this Agreement, Stockholder agrees to take any all actions and to do all things reasonably necessary or appropriate to effectuate this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to the Company as follows:

Section 3.1 Due Authorization. Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Stockholder have been duly authorized by all necessary action on the part of Stockholder and no other proceedings on the part of Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby.

Section 3.2 Enforceability. This Agreement has been duly executed and delivered by Stockholder and (assuming the due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

Section 3.3 Ownership of Shares. Schedule I hereto sets forth opposite Stockholder’s name the Subject Shares over which Stockholder has sole record and beneficial ownership as of the date hereof. Stockholder has good and valid title to the Subject Shares denoted as being owned by Stockholder on Schedule I hereto, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than (i) those created by this Agreement, or (ii) those existing under applicable securities laws.

Section 3.4 No Conflicts. (a) No filing with any governmental entity, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by Stockholder and (b) none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof: (i) if Stockholder is an entity, conflict with or result in any breach of the organizational documents of Stockholder, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of the Subject Shares may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to impair Stockholder’s ability to perform its obligations under this Agreement.

Section 3.5 No Litigation. As of the date of this Agreement, there is no claim or proceeding pending or, to the knowledge of Stockholder, threatened against Stockholder that would reasonably be expected to impair the ability of Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Stockholder as follows:

Section 4.1 Due Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary limited liability power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by Stockholder) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

Section 4.2 No Conflicts. (a) No filing with any governmental entity, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Company and (b) none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Company, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to materially impair the Company’s ability to perform its obligations under this Agreement.

ARTICLE V.

TERMINATION

Section 5.1 Termination. This Agreement shall terminate and be of no further force and effect upon the first to occur of: (a) the written notice of termination by the Company; and (b) December 31, 2025. Termination of this Agreement shall not excuse a party for breach of this Agreement occurring prior to such termination.

ARTICLE VI.

MISCELLANEOUS

Section 6.1 Fees and Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

Section 6.2 Amendments, Waivers, etc. This Agreement may not be amended or waived with respect to a party without the express written consent of the party to be bound by such amendment or waiver.

Section 6.3 Notices. Any notice, request, instruction or other document required to be given hereunder shall be sufficient if in writing, and sent by confirmed facsimile or electronic mail transmission of a “portable document format” (“.pdf”) attachment (provided that any notice received by facsimile or electronic mail transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to the Company, to

Triller Group Inc.
AGBA Tower
68 Johnston Road
Wan Chai, Hong Kong SAR
Attention: Wing-Fai Ng

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Lawrence Venick, Esq.t
Email: lvenick@loeb.com

If to Stockholder, to the address set forth on its signature page hereto;

or to such other person or address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 6.4 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 6.5 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any person or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 6.6 Entire Agreement; Assignment. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary set forth herein, Stockholder agrees that, to the extent set forth in Section 2.1, this Agreement and the obligations hereunder shall be binding upon any Person to which record or beneficial ownership of Stockholder’s Subject Shares shall pass, whether by operation or law or otherwise, including Stockholder’s heirs, guardians, administrators or successors and assigns, and Stockholder agrees to take all actions necessary to effect the foregoing.

Section 6.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, including, without limitation, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto.

Section 6.8 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with the terms hereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to dollars or “US$” are to the official currency of the United States of America.

Section 6.9 Governing Law. THIS AGREEMENT AND ALL QUESTIONS RELATING TO THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

Section 6.10 Specific Performance. Stockholder acknowledges that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy and the Company shall be entitled to a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the inadequacy of monetary damages as a remedy.

Section 6.11 Submission to Jurisdiction. The parties hereby irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if the Chancery Court declines jurisdiction, the United States District Court for the District of Delaware or the courts of the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.3 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

Section 6.12 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.12.

Section 6.13 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.

Section 6.14 Relationship of the Parties. This Agreement has been negotiated on an arm’s length basis between the parties and is not intended to create a partnership, joint venture or agency relationship between the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

TRILLER GROUP INC.

By:
	Name:	Bobby Sarnevesht
	Title:	Interim Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Voting Agreement as a Stockholder as of the day and year first above written.

STOCKHOLDER:

Green Nature Limited

By:
	Name:	Valerie Chen
	Title:	Director

[Signature Page to Voting Agreement]

Schedule I
Ownership of Subject Shares

Name and Address of Stockholder	Number of Super Voting Shares
GIANT WISDOM VENTURES [Address]	[*]